Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Financial Highlights” and
“Financial Statements” in the Proxy Statement/Prospectus and “Information Incorporated
by Reference” in the Statement of Additional Information and to the incorporation by reference in the Statement of Additional Information of our report dated December 21,
2007, with respect to the financial statements and financial highlights of the Government
& High Quality Bond Fund and the Mortgage Securities Fund of the Principal Funds, Inc.
in this Registration Statement under the Securities Act of 1933 (Form N-14), filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP

Des Moines, Iowa
November 12, 2008